Exhibit 10.2

FIRST AMENDMENT TO THE

CORNERSTONE REALTY INCOME TRUST, INC.

1992 INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE JULY 1, 2002

This FIRST AMENDMENT is dated as of May 25, 2004, to the Cornerstone Realty Income Trust, Inc. 1992 Incentive Plan amended and restated effective July 1, 2002 (the “Plan”) by Cornerstone Realty Income Trust, Inc. (the “Company”).

The Company maintains the Plan. The Company’s Board of Directors has the authority under Plan Section 11 to amend the Plan and now wishes to do so.

NOW, THEREFORE, the Plan is amended as follows:

I. Plan Section 11 is hereby deleted and replaced in its entirety by the following:

11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan, as amended and restated, shall terminate at the close of business on July 1, 2012. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 12), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect the Participant’s rights under an Incentive Award previously granted to him.

II. This Amendment shall be effective as of May 25, 2004.

III. In all respects not amended, the Plan is hereby ratified and confirmed.

To record the adoption of the Amendment as set forth above, the Company has caused this document to be signed as of the 25th day of May, 2004.

CORNERSTONE REALTY INCOME TRUST, INC.

By:	/s/ Glade M. Knight
Glade M. Knight.
Chief Executive Officer